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                              MARIETTA CORPORATION
                              37 Huntington Street
                            Cortland, New York 13045


PROXY SOLICITED FOR SPECIAL MEETING OF SHAREHOLDERS, __________________

P    The undersigned hereby appoints ___________ and ___________ and each of
R    them, the proxy and attorney-in-fact for the undersigned, with full power
O    of substitution in each, to vote on behalf of the undersigned at the
X    Special Meeting of Shareholders of MARIETTA CORPORATION to be held at
Y    __________________ on ______________ at _________ a.m., local time, and at any adjournment or postponement of such meeting, all Common Stock, par value $.01 per share of MARIETTA CORPORATION standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARIETTA CORPORATION. PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

THIS PROXY MAY BE REVOKED BY A PROXY EXECUTED AT A LATER DATE OR OTHERWISE, AS SET FORTH IN THE MARIETTA CORPORATION PROXY STATEMENT WHICH ACCOMPANIED THIS CARD.

[_]                    PLEASE MARK YOUR
                       VOTE AS IN THIS
                       EXAMPLE.


  THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT (AS DESCRIBED IN MARIETTA CORPORATION'S PROXY STATEMENT DATED ______________, 199_).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT (AS DESCRIBED IN MARIETTA CORPORATION'S PROXY STATEMENT DATED ____________, 199_).

1. THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT (as the same is described in Marietta Corporation's Proxy Statement dated _____________).

              For [_]            Against [_]          Abstain [_]

2. In their discretion, the parties are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

                                           Please sign exactly as names appears
                                           herein. When shares are held by joint
                                           tenants, both should sign.  When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such.  If a
                                           corporation, please in full corporate
                                           name by President or other authorized
                                           officer.  If a partnership, please
                                           sign in partnership name by
                                           authorized person.

                                           _____________________________________
                                                         (Signature)

                                           Dated__________________________, 1996

                                        ========================================
                                        PLEASE MARK, SIGN, DATE AND RETURN THE
                                        PROXY PROMPTLY USING THE ENCLOSED
                                        ENVELOPE.
                                        ========================================

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